                                                                    EXHIBIT 4.42

                               PURCHASE AGREEMENT


                                                                   June 18, 1997


WASSERSTEIN PERELLA SECURITIES, INC.
1999 Avenue of the Stars, Suite 2950
Los Angeles, California 90067


Ladies and Gentlemen:

      Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Wasserstein Perella Securities, Inc. (the "Initial Purchaser") an aggregate principal amount of $160,000,000 of its 9 3/8% Series A Senior Subordinated Notes due 2007 (the "Series A Notes").

      The Series A Notes and the Series B Notes (as defined below) (the Series A Notes and the Series B Notes collectively referred to herein as the "Notes") will be issued pursuant to an Indenture (the "Indenture") to be dated as of the Closing date (as defined below) among the Company, Robinson Property Group, Limited Partnership, a Mississippi limited partnership (the "Guarantor") and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"). The Notes will be unconditionally guaranteed by the Guarantor on a senior subordinated basis pursuant to the terms of the Indenture (the "Guarantee"). As used herein, the term "Notes" shall include the Guarantees whenever the context permits.

1.    ISSUANCE OF SECURITIES

      The Company proposes to issue and sell to the Initial Purchaser an aggregate of $160,000,000 principal amount of Series A Notes pursuant to the Indenture. The Series A Notes will be offered and sold to the Initial Purchaser pursuant to an exemption or exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared a preliminary offering memorandum dated June 17, 1997 (the "Preliminary Offering Memorandum) and a final offering memorandum dated the date hereof (the "Offering Memorandum") relating to the Company, the Guarantor, the Series A Notes and the Guarantee.

      The Initial Purchaser has advised the Company and the Guarantor that the Initial Purchaser will make offers (the "Exempt Resales") of the Series A Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchaser reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), and to a limited number of other "accredited investors," as defined in Rule 501(a) under Regulation D of the Securities Act that execute Annex A to the

Offering Memorandum (each, an "Accredited Investor"). The QIBs and the Accredited Investors are referred to herein as the "Eligible Purchasers."

      Holders (including subsequent transferees) of the Series A Notes will be entitled to certain registration rights provided under a registration rights agreement (the "Registration Rights Agreement") to be dated as of the Closing Date among the Company, the Guarantor and the Initial Purchaser, in substantially the form of Exhibit A hereto. Pursuant to the Registration Rights Agreement, the Company and the Guarantor will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (I) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the 9 3/8% Series B Senior Subordinated Notes due 2007 (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer") and (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use its best efforts to cause such registration statements to be declared effective and consummate the Exchange Offer. This Agreement, the Notes, the Indenture, the Registration Rights Agreement and the Guarantee are hereinafter referred to collectively as the "Transaction Document."

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTOR

      The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, the Initial Purchaser that as of the date hereof (except as otherwise expressly provided):

      a. The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum as of its date and the date hereof does not and as of the Closing Date will not, and any supplement or amendment thereto will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (a) with respect to any information contained in or omitted from the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment thereof or supplement thereto) made in reliance upon and in conformity with information relating to the Initial Purchaser (as set forth in Section 8(b) hereof) furnished in writing to the Company by the Initial Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for the purpose has been commenced or is pending or, to the knowledge of the Company and the Guarantor, is contemplated.


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      b.    Arthur Andersen LLP are independent public accountants with respect to the Company, its Subsidiaries (as hereinafter defined) and the Guarantor as required by the Securities Act and the rules and regulations thereunder. Except as set forth in the Offering Memorandum, the historical consolidated financial statements of the Company, the historical consolidated financial statements of New Capital Gaming Partnership and its Subsidiary (together "NCGP") and the historical financial statements to the Guarantor, together with the notes thereto, forming part of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto) comply as to form with the requirements applicable to financial statements required to be included in registration statements on Form S-1 under the Securities Act and present fairly the financial position, results of operations and cash flows of the Company, NCGP and the Guarantor, respectively, at the date and for the period indicated. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period presented except as stated therein. Except as set forth in the Offering Memorandum, the financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are currently presented and prepared on a basis consistent with the relevant financial statements, historical and pro forma, and the books and records of the Company, NCGP and the Guarantor, as applicable. The forward-looking statements contained in the Offering Memorandum are based upon good faith estimates and assumptions believed by the Company and the Guarantor to be reasonable at the time made. As used herein, "Subsidiary" or "Subsidiaries" of any person means any entity of which such person or any Subsidiaries of such person owns or will own as of the Closing Date, directly or indirectly, 50% or more of the outstanding equity securities.

      c. Subsequent to the respective dates as of which information is given in the Offering Memorandum, and except as set forth therein, (I) there has not been, singly or in the aggregate, any material adverse change or development which might reasonably be expected to result in any material adverse change in the business, properties, prospects, operations, condition (financial or other) or results of operations of the Company, the Guarantor or its Subsidiaries, whether or not arising from transactions in the ordinary course of business (ii) none of the Company, its Subsidiaries and the Guarantor has incurred or undertaken any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company, its Subsidiaries and the Guarantor, as the case may be, nor entered into any transaction not in the ordinary course of business and (iii) there has not been any material change in the Company's, its Subsidiaries' or the Guarantor's equity interests or any material increase in long-term or short-term indebtedness of the Company, its Subsidiaries or the Guarantor incurred in connection with the construction described in the Offering Memorandum or any dividend or distribution (other than permitted tax distributions consistent with past practices) of any kind declared, paid or made by the Company, its Subsidiaries or the Guarantor on any class of capital stock, membership interests or partnership interests, as applicable (any such event referred to in clauses (I), (ii) or (iii), a "Material Adverse Change").


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
      d. Each of the Company, its Subsidiaries and the Guarantor has all requisite power (corporate or otherwise) and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantor, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including without limitation, the corporate power and authority to issue, sell and deliver the Notes and the Guarantee.

      e. None of (I) the execution, delivery, and performance of this Agreement and each of the other Transaction Documents by the Company and the Guarantor, to the extent it is a party thereto, (ii) the issuance, sale or delivery of the Notes and the Guarantee, or (iii) the consummation of the transaction contemplated hereby and thereby will (A) conflict with or result in a breach of any of the terms and provisions of, require consent under or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, its Subsidiaries or the Guarantor or an acceleration of indebtedness pursuant to, any agreement, bond, debenture, mortgage, deed of trust, indenture, note, instrument, franchise, license or permit to which the Company, any of its Subsidiaries or the Guarantor is a party or by which their respective properties or assets may be bound or (B) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Company, any of its Subsidiaries or the Guarantor or any of their respective properties or assets. The execution, delivery and performance of this Agreement and the other Transaction Document by the Company and the Guarantor, to the extent it is a party thereto, and the consummation of the transactions contemplated hereby and thereby, as described in the Offering Memorandum, do not and will not violate or conflict with, or require consent under, any provision of the certificate of organization or formation, charter, operating agreement, partnership agreement or bylaws, as applicable, as amended or restated, of the Company, any of its Subsidiaries or the Guarantor as currently in effect. No consent, waiver, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body, or any other person, is required for the execution, delivery and performance of this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Notes (including and Guarantee) to be issued, sold and delivered by the Company and the Guarantor hereunder except such consent, waiver, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchaser, or as may be required under applicable gaming laws, all of which either shall have been made and obtained on the Closing Date (and copies of which have been delivered to the Initial Purchaser) or shall have no bearing on the validity and enforceability of this Agreement, the other Transaction Documents and the Notes, except for such filings, qualifications, orders and approvals as may in the future be required under the Registration Rights Agreement.


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      f.    The Company had, as of March 31, 1997, an authorized and outstanding capitalization as set forth in the Offering Memorandum and the capital of the Company conforms in all material respect to the description thereof contained in the Offering Memorandum prior to and after giving pro forma effect to the consummation of the offering of the Notes and the application of the net proceeds therefrom and the related transactions on the terms described in the Offering Memorandum.

      g. Each of the Company, its Subsidiaries and the Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified or licensed to do business as a foreign entity in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business makes such qualification or license necessary.

      h. Each of the Company, its Subsidiaries and the Guarantor has such permits, licenses, franchises, certificates, consents, orders, qualifications, approvals, registrations and authorizations ("Permits") of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Preliminary Offering Memorandum and the Offering Memorandum, except as set forth in the Offering Memorandum, and no such Permit contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum. Except as set forth in the immediately preceding sentence, all such Permits are in full force and effect, and each of the Company, its Subsidiaries and the Guarantor has fulfilled and performed all of its material obligations with respect to such Permits. No event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the right of the holder of any such Permits. The Company, its Subsidiaries and the Guarantor have no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit or that any governmental body or agency is investigating any of the Company, its Subsidiaries or the Guarantor other than ordinary course reviews or any ordinary course review of the transactions contemplated hereby.

      i. There is (I) no action, suit, proceeding or investigation pending or, to the best knowledge of the Company and the Guarantor, threatened or contemplated to which the Company, any of its Subsidiaries or the Guarantor is a party or to which any property of the Company, any of its Subsidiaries or the Guarantor is subject in any court or before any governmental authority, arbitration board or tribunal, foreign or domestic, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any government agency and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company, any of its Subsidiaries or the Guarantor, or any of their respective business, assets or property, is or may be subject, which might in any case reasonably be expected to have a material adverse effect on (A) the business, properties, operations, conditions (financial or other) or results of operations of such person, or (B) the issuance and sale of the Notes or the Guarantee or the consummation of the transaction contemplated by this Agreement or any of the other Transaction Agreements (a "Material


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
Adverse Effect"), and there is no such action seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

      j. None of the Company, its Subsidiaries, the Guarantor or any of their respective affiliates (I) has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, any of the Notes (including the Guarantee) or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or the Guarantor.

      k. Neither the Company nor the Guarantor is (I) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act or any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money, except as disclosed in the Offering Memorandum.

      l. Assuming (a) the accuracy of the Initial Purchaser's representations and warranties set forth in Section 3 of this Agreement and the compliance by the Initial Purchaser with the procedures set forth in Section 4 of this Agreement and (b) that the purchasers who buy the Series A Notes in the Exempt Resales are QIBs the offer and sale of the Series A Notes (including the Guarantee) to the Initial Purchaser as contemplated hereby and the Exempt Resales are exempt from the registration requirements of the Securities Act and the qualification requirements under the Trust Indenture Act. No form of general solicitation or general advertising was used by the Company, the Guarantor or any of their representatives (although no representation or warranty is made as to actions taken by the Initial Purchaser and its representatives) in connection with the offer and sale of any of the Series A Notes (including the Guarantee) or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company or the Guarantor within the six-month period immediately prior to the date hereof.

      m. None of the Company, its Subsidiaries, the Guarantor, or any of their respective affiliates (as defined in Rule 501(b) under the Securities Act) or any person authorized to act on their respective behalf (excluding the Initial Purchaser, as to which no representation is made) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such term is defined in the Securities Act) or the Company in a manner which would require registration under the Securities Act.

      n. The Series A Notes are eligible for resale pursuant to Rule 144A under the Securities Act and, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

      o. None of the Company, its Subsidiaries and the Guarantor has any material liabilities or obligations, absolute, accrued, contingent or otherwise ("Liabilities"), except (I) as reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries, the balance sheet of the Guarantor or the consolidated balance sheet of NCGP as of March 31, 1997, and not heretofore discharged, (ii) as specifically disclosed or specifically contemplated in the Offering Memorandum or (iii) liabilities incurred in the ordinary course of business since March 31, 1997.

      p. None of the Company, its Subsidiaries or the Guarantor is in violation of its respective certificate of formation or organization, charter, partnership agreement, operating agreement or bylaws, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which any of them is a party or by which any of them or any of their respective properties are bound except where such default would not, singly or in the aggregate, have a Material Adverse Effect. There does not exist any state of facts which constitutes an event of default on the part of the Company, its Subsidiaries or the Guarantor as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default which would have a Material Adverse Effect.

      q. Each of the Company, its Subsidiaries and the Guarantor is in compliance, and has complied in all material respects, at all times during its existence, and all transactions involving the issuance, offer, placement and sale, pursuant to the terms of the Transaction Documents, of the Notes comply, in all material respects, with all applicable federal, state and local statutes, codes, ordinances, rules and regulations of the United States and all other countries and subdivisions thereof (the "Laws"), except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect on the Company, its Subsidiaries and the Guarantor. None of the Company, its Subsidiaries or the Guarantor has received notice within the past three (3) years of any violations of any Laws which would singly or in the aggregate have a Material Adverse Effect on the Company, its Subsidiaries and the Guarantor.

      r. The Company, its Subsidiaries and the Guarantor are each in compliance with any and all Laws relating to the environment or health and safety, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect on the Company, its Subsidiaries and the Guarantor. To the knowledge of the Company, there exists no fact, and no event has occurred, which has or is reasonably likely to result in material liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company, its Subsidiaries or the Guarantor arising out of, based on or resulting from the presence or release into the environment of any hazardous material (including, without limitation, any pollutant or contamination or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any Law) or any violation of any Law relating to the environment.

      s. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms except as such enforcement may be subject to or limited by (I) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally, (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and (iii) with respect to any rights to indemnification or contribution, federal securities laws.

      t. The Series A Notes have been duly and validly authorized by the Company, the Guarantee endorsed on the Series A Notes have been duly and validly authorized by the Guarantor, and the Series A Notes (including the Guarantee endorsed thereon), when authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute legally valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms and entitled to the benefits provided by the Indenture except as such enforcement may be subject to or limited by (I) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Series A Notes and the Guarantee endorsed thereon, when executed, authenticated, issued and delivered as provided in the Indenture, will conform to the description thereof contained in the Offering Memorandum.

      u. The Series B Notes have been duly and validly authorized for issuance by the Company, the Guarantee endorsed on the Series B Notes have been duly and validly authorized by the Guarantor, and the Series B Notes (including the Guarantee endorsed thereon), when authenticated by the Trustee and issued and delivered in accordance with the Exchange Offer and the Indenture, assuming the consummation of the Exchange Offer, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms and entitled to the benefits provided by the Indenture except as such enforcement may be subject to or limited by (I) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at Law). The Series B Notes and the Guarantee endorsed thereon, when executed, authenticated, issued and delivered as provided in the Indenture and Exchange Offer will conform to the description thereof contained in the Offering Memorandum.

      v. The Indenture has been duly and validly authorized by the Company and the Guarantor, and the Indenture, when executed and delivered by the Company, the Guarantor and the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as such enforcement may be subject to or limited by (I) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Indenture, when executed and delivered by the Company, the Guarantor and the Trustee, will conform to the description thereof contained in the Offering Memorandum.

      w. Assuming that the Registration Rights Agreement has been duly and validly authorized by the Initial Purchaser, the Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantor, and the Registration Rights Agreement, when executed and delivered by the Company, the Guarantor and the Initial Purchaser, will constitute a legally valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as such enforcement may be subject to or limited by (I) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally, (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and (iii) with respect to any rights to indemnification or contribution, federal securities laws. The Registration Rights Agreement, when executed and delivered by the Company, the Guarantor and the Initial Purchaser, will conform to the description thereof contained in the Offering Memorandum.

      x. All of the outstanding membership interests, partnership interests or shares of capital stock, as applicable, in the Company, its Subsidiaries and the Guarantor are duly and validly authorized and issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued and are not now in violation of or subject to any preemptive rights. None of the Company, its Subsidiaries or the Guarantor has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, membership interests, partnership interests or shares of capital stock or any such options, rights, convertible securities or obligations other than as described in the Company's filings with the Commission that are publicly-available documents.

      y. No preemptive rights or other rights to subscribe for or purchase securities exist with respect to the issuance and sale of the Notes by the Company pursuant to this Agreement. No security holder of the Company has any right which has not been satisfied or waived to require the Company to register the sale of any securities owned by such security holder under the Securities Act, except as contemplated by the Registration Rights Agreement.

      z. Each of the Company, its Subsidiaries and the Guarantor has good and marketable title to all the properties and assets reflected in the financial statements in the Preliminary Offering Memorandum and the Offering Memorandum or elsewhere in the

Preliminary Offering Memorandum or the Offering Memorandum as owned by it, which on the Closing Date, will be free and clear of all liens, except as described in the Preliminary Offering Memorandum and the Offering Memorandum. All material leases to which the Company or any of its Subsidiaries is, or on the Closing Date will be, a party are valid and binding and in full force and effect and no default by the Company, or its Subsidiaries or to the knowledge of the Company, by any other party thereto, has occurred or is continuing thereunder and each of the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases as to which it is a party as lessee. Except as disclosed in the Offering Memorandum, the Company and its Subsidiaries own or lease, or has commitments for the construction of, all such properties as are necessary to its operations as contemplated in the Offering Memorandum.

      aa.   The Company, its Subsidiaries and the Guarantor own, possess or currently have the right to use the trademarks, service marks, trade names, patent rights, copyrights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "Intellectual Property") presently employed by them in connection with, or necessary for the conduct of, the businesses now operated by them or to be operated by them as contemplated in the Offering Memorandum, and none of the Company, its Subsidiaries or the Guarantor has received any notice of, or is otherwise aware of, any infringement of, or conflict with, asserted rights of others with respect to the foregoing.

      bb.   Each of the Company, its Subsidiaries and the Guarantor has timely filed all necessary federal, state and foreign income and franchise tax returns and all material taxes, including without limitation, withholding taxes, penalties and interest, assessments fees and other charges due or claimed to be due, have been paid; all such tax returns were correct and complete in all material respects when so filed; and none of the Company, its Subsidiaries or the Guarantor has any knowledge of any tax deficiency which has been asserted or threatened against the Company, its Subsidiaries or the Guarantor.

      cc.   Each of the Company, its Subsidiaries and the Guarantor maintains insurance covering the properties, operations, personnel and business, including without limitation, comprehensive general liability, property and casualty and business interruption insurance, and builders risk coverage insurance is in effect with respect to Horseshoe Casino Center and Horseshoe Bossier City, in each case on such terms and in the amounts as are customarily carried by similar businesses against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect on the date hereof and on the Closing Date, except for insurance which the Company would not customarily possess at the date hereof but which will be obtained in the ordinary course as development continues of Horseshoe Casino Center and Horseshoe Bossier City, None of the Company, its Subsidiaries or the Guarantor has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

      dd.   None of the Company, its Subsidiaries or the Guarantor or any
affiliate or representative acting on the behalf of any of them has at any time
(I) made any unlawful
contribution to any candidate for office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal, state or local government officer or official, or other person charged with similar public or quasi-public duties, or customers or suppliers other than payments which do not constitute a violation of the laws of the United States or any jurisdiction thereof.

      ee.   No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Notes or the Guarantee, prevents or suspends the use of any Preliminary Offering Memorandum or the Offering Memorandum, or suspends the sale of the Notes in any jurisdiction referred to in Section 5(e) hereof; no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company that would prevent or suspend the issuance or sale of the Notes or the use of any Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction referred to in Section 5(e) hereof; no action, suit or proceeding is pending or threatened against or affecting the Company or the Guarantor before any court or arbitrator or any governmental body, agency of official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Notes or the Guarantee or in any manner draw into question the validity of the Transaction Documents, the Notes or the Guarantee; and every request of any securities authority or agency of any jurisdiction for additional information (to be included in the Offering Memorandum or otherwise) has been complied with.

      ff.   The execution and delivery of this Agreement, the other Transaction
Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representations made in the preceding sentence are made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Initial Purchaser as set forth in the Offering Memorandum under the caption "Notice to Investors."

      gg.   Each of the Preliminary Offering Memorandum and the Offering
Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

      hh.   Each of the Company, its Subsidiaries and the Guarantor does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. Immediately after the consummation of the transactions contemplated by the Transaction Documents, the fair value and present fair saleable value of the assets of each of the Company, its Subsidiaries and the Guarantor will exceed the sum of its respective liabilities (including contingent liabilities) and none of the Company, its Subsidiaries or the Guarantor will be, after giving effect to the execution, delivery and performance of the Transaction Documents, to the extent each is a party thereof, and the consummation of the transactions contemplated thereby, (I) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted or (ii) unable to pay its debts (contingent or otherwise) as they mature.

Upon issuance of the Notes, the assets of the Company, its Subsidiaries and the Guarantor, taken as a whole, will not constitute unreasonably small capital to carry out their businesses as described in the Offering Memorandum, including the capital needs of the Company, its Subsidiaries and the Guarantor taking into account the projected capital requirements and capital availability.

      ii. Each of the Company, its Subsidiaries and the Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (I) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      jj.   None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes (including the issuance of the Guarantee), the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby by the Company as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

      kk.   Other than this Agreement and a financial advisory agreement with
Onyx, Inc., with respect to which the Company and the Guarantor shall be the exclusive obligors, there are no contracts, agreements or understandings between or among the Company or the Guarantor, on the one hand, and any other person, on the other hand, that could give rise to a valid claim against the Company, the Guarantor or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes (including the Guarantee).

      ll.   Each certificate signed by any officer of the Company or the
Guarantor and delivered to the Initial Purchaser or counsel for the Initial Purchaser on or prior to the Closing Date shall be deemed to be a representation and warranty by Company or such Guarantor to the Initial Purchaser as to the matters covered thereby.

      mm.   No statements, representation, warranty or covenant made by the
Company or the Guarantor in any of the Transaction Documents or made in any certificate or document required by this Agreement to be delivered to the Initial Purchaser was or will be, when made, inaccurate, untrue or incorrect in any material respect.

      nn.   The vessel "Queen of the Red" (the "Bossier Riverboat") is a
"Riverboat" as that term is defined in the Louisiana Riverboat Economic Development and Gaming Control Act. La. R.S. 4:504, and is otherwise fully suitable for the Company's intended purposes of utilizing the same in the Company's casino operations at the Horseshoe Bossier City, as set forth in the Offering Memorandum. The Bossier Riverboat is consistent with the description and specifications set forth in the Offering Memorandum. The Company has obtained all licenses, permits, consents and approvals necessary (including, without limitation, licenses, permits, consents and approval from, as applicable, the Louisiana Gaming Control Board, the Gaming Enforcement Division of the Louisiana State Police and the U.S. Coast Guard) so as to enable the Bossier Riverboat to be present and operational at the Horseshoe Bossier City as of the date hereof, including, without limitation, licenses, permits, consents and approvals from the Louisiana Gaming Control Board, the Gaming Enforcement Division of the Louisiana State Police, the U.S. Coast Guard, Bossier Parish and the City of Bossier and any other governmental entity which has authority over the operation or location or condition of the Bossier Riverboat, or over the conduct of gaming operations thereon.

      oo.   There is (A) no significant unfair labor practice complaint pending against any of the Company, its Subsidiaries or the Guarantor nor, to the best knowledge of the Company and the Guarantor, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of the Company, its Subsidiaries or the Guarantor or, to the best knowledge of any of the Company, its Subsidiaries or the Guarantor, threatened against any of the Company its Subsidiaries or the Guarantor or, to the best knowledge of the Company and the Guarantor, threatened against any of them, (B) no significant strike, labor dispute, slowdown or stoppage pending against any of the Company, its Subsidiaries or the Guarantor nor, to the best knowledge of the Company and the Guarantor, threatened against any of the Company, its Subsidiaries or the Guarantor and (C) to the best knowledge of the Company and the Guarantor, no union representation question existing with respect to the employees of any of the Company, its Subsidiaries or the Guarantor. To the best knowledge of the Company and the Guarantor, no collective bargaining organizing activities are taking place with respect to any of the Company, its Subsidiaries or the Guarantor. None of the Company, its Subsidiaries or the Guarantor has violated
(A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or
(C) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder which would reasonably be expected to have a Material Adverse Effect.

      pp.   The properties of the Company, its Subsidiaries and the Guarantor
are in good repair (reasonable wear and tear excepted).

      qq.   Assuming that the Transaction Documents had been executed and delivered prior to or as of the date hereof, there exists no conditions that would constitute a default or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Transaction Documents.

      rr.   The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission promulgated thereunder. Assuming effectiveness of the applicable registration statement to be filed by the Issuers pursuant to the Registration Rights Agreement, the Indenture will be duly qualified under the Trust Indenture Act.

      ss.   The directors and officers questionnaires provided by the Company to the Initial Purchaser are true, correct and complete in all material respects.

      tt.   To the best knowledge of the Company, its Subsidiaries and the
Guarantor, the construction of the improvements at Horseshoe Bossier City and Horseshoe Casino Center, as described in the Offering Memorandum, will be (giving effect to any waivers or variances which may have been obtained) in compliance with all applicable state, federal and local laws, regulations, ordinances, standards, orders and other regulations, where the failure to comply therewith would have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Horseshoe Bossier City or Horseshoe Casino Center, respectively.

      uu.   The Company will be treated as a partnership for U.S. Federal income tax purposes.

      Each of the Company and the Guarantor acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 hereof, counsel to each of the Company and the Guarantor and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

3.    PURCHASE, SALE AND DELIVERY OF THE NOTES

      a. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company the Notes at a purchase price of 9 3/8% of their principal amount, plus accrued interest, if any.

      b. Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, Los Angeles, California 90071 at 10:00 a.m. (New York City time) on Wednesday, June 25, 1997, or such other time and date as shall be mutually agreed between the Company and the Initial Purchaser (such time and date of such payment and delivery being herein called the "Closing Date"). At or prior to the Closing Date, the Company shall execute and deliver for authentication one or more certificates in global or definitive form for the Notes in such denominations and registered in such names as the Initial Purchaser requests upon notice to the Company at least two business days prior to the Closing Date. Against such delivery of the Notes, the Initial Purchaser shall pay or cause to be paid to the Company the purchase price for the Notes. Payment shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company.

      c. The Initial Purchaser hereby represents, warrants and covenants to the Company and the Guarantor that:

            (I) it is either a QIB or an Accredited Investor, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes;

            (ii) it (A) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and to a limited number of Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum;

            (iii) no form of general solicitation or general advertising has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

            (iv) it will otherwise act in accordance with the terms and conditions set forth in this Agreement and in the Offering Memorandum in connection with the placement of the Notes contemplated hereby; and

            (v) it understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchaser will rely upon the accuracy and truth of (a) the foregoing representations and hereby consents to such reliance.

4.    SUBSEQUENT OFFERS AND RESALES OF THE NOTES

      The Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and resale by the Initial Purchaser of the Notes.

      a. In connection with the Exempt Resales, the Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to Eligible Purchasers. The Initial Purchaser (I) will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) QIB's who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (B) Accredited Investors who make the representations contained in, and execute and return to such Initial Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and
(ii) that such QIBs and Accredited Investors will acknowledge and agree that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (A)(1) inside the United States to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, or in a transaction meeting the requirements of Rule 144 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Guarantor so requests), (2) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (3) to the Company, or (4) pursuant to an effective registration statement under the Securities Act, and (B) in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (iii) that such QIBs and Accredited Investors will acknowledge and agree that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (ii) above.

      b. The Series A Notes will be offered by the Initial Purchaser only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising nor any other method described in Rule 502(c) under the Securities Act (as such terms are used in Regulation D under the Securities Act) will be used in connection with the offering of the Series A Notes.

      c. The transfer restrictions and the other provisions set forth in the Indenture, including the legend required thereby, shall apply to the Series A Notes except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Series A Notes by the Initial Purchaser to Eligible Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any subsequent resale or transfer of any Series A Notes.

      d. The Initial Purchaser will deliver to each purchaser of the Series A Notes from the Initial Purchaser, in connection with its original distribution of the Series A Notes, a copy of the Offering Memorandum, as amended and supplemented, if applicable, at the date of such delivery.

      e. In connection with its original distribution of the Series A Notes, the Company agrees that, prior to any offer or resale of the Series A Notes by the Initial Purchaser, the Initial Purchaser and Milbank, Tweed, Hadley & McCloy ("Initial Purchaser's Counsel") shall have the right to make reasonable due diligence inquiries into the business of the Company. The Company also agrees to provide answers to questions from each prospective Eligible Purchaser concerning the Company (to the extent that such information can be made available to prospective Eligible Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law or requires the disclosure of any proprietary information or any other confidential information) and the terms and conditions of the offering of the Series A Notes, as provided in the Offering Memorandum.

5.    COVENANTS OF THE COMPANY AND THE GUARANTOR

      Each of the Company and the Guarantor, jointly and severally, covenants and agrees with the Initial Purchaser as follows:

      a. To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (I) after it receives notice of the issuance by the Securities and Exchange Commission (the "Commission") or any state securities commission, of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority,
(ii) of the initiation or threatening of any proceeding for any such purpose,
(iii) of any request by the Commission or any state securities commission or any other regulatory authority for amending or supplementing the Preliminary Offering Memorandum or the Offering Memorandum or for any additional information, (iv) of the receipt by the Company or the Guarantor or any representative or attorney of either of them of any other communication from the Commission or any state securities commission or other regulatory authority relating to the Company, the Guarantor, the Preliminary Offering Memorandum or the Offering Memorandum or (v) during the time in which the Offering Memorandum is required to be delivered in connection with Exempt Resales, of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum, as then amended or supplemented, or the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum, as then amended or supplemented, or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Each of the Company and the Guarantor shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes (including the Guarantee) under any federal or state securities or Blue Sky laws and, if at any time the commission or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any federal or state securities or Blue Sky laws, each of the Company and the Guarantor shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

      b. To promptly deliver to the Initial Purchaser such number of copies of the Offering Memorandum and all amendments of and supplements thereto as the Initial Purchaser may reasonably request. The Company and Guarantor consent to the use of the Preliminary Offering Memorandum up to the time at which the Offering Memorandum is available and the Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales.

      c. Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchaser shall previously have been advised thereof and shall have consented to or not have reasonably objected thereto in writing within a reasonable time after being furnished a copy thereof. Each of the Company and the Guarantor shall promptly prepare, upon the Initial Purchaser's request, any amendment or supplement to the Offering Memorandum that the Initial Purchaser believe reasonably necessary or advisable in connection with Exempt Resales.

      d. If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of either the Company or the Guarantor or in the reasonable judgment of Initial Purchaser's Counsel, it becomes necessary to amend or supplement the Preliminary Offering Memorandum (prior to the availability of the Offering Memorandum) or Offering Memorandum in order to make the statements therein, in the light of the circumstances existing when such Preliminary Offering Memorandum or Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary to amend or supplement the Preliminary Offering Memorandum (prior to the availability of the Offering Memorandum) or forthwith the prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

      e. The Company and the Guarantor will endeavor in good faith, in cooperation with the Initial Purchaser, to qualify the Notes for offering and sale under the securities laws relating to the offering or sale of the Notes in such jurisdictions as the Initial Purchaser may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company and the Guarantor be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

      f. The Company will apply the proceeds from the sale of the Series A Notes as set forth under the caption "Use of Proceeds" in the Offering Memorandum.

      g. Each of the Company and the Guarantor will use its best efforts to cause the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc., relating to trading in the PORTAL market.

      h. The Company and the Guarantor will comply with all of the agreements (to the extent each of the Company and the Guarantor is a party thereto) set forth in the Registration Rights Agreement, the Indenture and in the representation letter of the Company to The Depository Trust Company ("DTC") relating to the approval of the Notes by DTC for "book-entry" transfer.

      i. During the period of 180 days from the date hereof, the Company will not, without prior written consent of the Initial Purchaser or as permitted in the Indenture, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any debt securities in any such case for cash, other than the Company's sale of Notes hereunder.

      j. None of the Company, the Guarantor, their respective affiliates (as defined in Rule 501(b) of the Securities Act) or any person acting on their behalf (other than the Initial Purchaser and its affiliates) will (I) distribute prior to the Closing Date any offering material in connection with the offering or sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements to the Offering Memorandum prepared in compliance with Section 5(C) hereof or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

      k. None of the Company, the Guarantor or any of their respective affiliates (as defined in Rule 501(b) of the Securities Act) or any person acting on their behalf will offer, sell or solicit efforts to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) of the Company in a manner that would require the registration of the Series A Notes under the Securities.

      l. During the period from the Closing Date to two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act or are exempt from such registration requirements under the Securities Act.

      m. Each of the Company and the Guarantor will, so long as the Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, either (I) file reports and other information with the Commission under Section 13 or 15(d) of the Exchange Act, or (ii) in the event it is not subject to Section 13 or 15(d) of the Exchange Act, make available to holders of the Notes and prospective purchasers of the Notes designated by such holders upon a request of such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes.

      n. Each of the Company and the Guarantor will use its best efforts to cause the Notes to be eligible for clearance and settlement through the DTC.

      o. Each of the Notes will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein, except after such Note is resold pursuant to a registration statement effective under the Securities Act.

      p.    To perform its obligations pursuant to the Registration Rights
Agreement.

      q. Not to insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture.

      r. Not to (I) take, directly or indirectly, any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of any of the Series A Notes or (ii) sell, bid for, purchase or pay anyone other than the Initial Purchaser any compensation for soliciting purchases of, any of the Series A Notes or pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

6.    PAYMENT OF EXPENSES

      Whether or not the transactions contemplated in this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Guarantor hereby agree, jointly and severally, to pay all costs, expenses, fees and taxes incident to and in connection with this Agreement and the transactions contemplated hereby and by the other Transaction Documents, including without limitation all costs, expenses, fees and taxes relating to:
(I) preparing, printing, duplicating, filing and distributing the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), (ii) preparing, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the other Transaction Documents and all agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery of the Notes to the Initial Purchaser, including any transfer or other taxes payable thereon, (iv) the qualification of the Notes under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Memorandum" and the reasonable fees of the Initial Purchaser's Counsel and such counsel's disbursements and expenses in relation thereto, (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, the printing or engraving thereof),
(vii) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. Automated Quotation System PORTAL "PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantor in connection with approval of the Notes by DTC for "book-entry" transfer, (x) the performance by the Company and the Guarantor of their other obligations under this Agreement and the other Transaction Documents, (xi) rating the Notes by rating agencies and (xi) the fees and expenses of the Trustee and its counsel pursuant to the Indenture.

7.    CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS

      The obligations of the Initial Purchaser to purchase and pay for the Notes as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Guarantor herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchaser or to Initial Purchaser's Counsel pursuant to this Section 7 of any material misstatement or omission, to the performance by each of the Company and the Guarantor of its obligations hereunder, and to the following additional conditions:

      a. At the Closing Date the Initial Purchaser shall have received an opinion (customary for transactions such as this Offering and in form and substance satisfactory to the Initial Purchaser and Initial Purchaser's Counsel) of Riordan & McKinzie, counsel for the Company and the Guarantor, of Adams & Reese, Louisiana counsel to the Company, Eaton & Cottrell, Mississippi counsel to the Company, and Richards & O'Neil, New York counsel to the Company, each addressed to the Initial Purchaser and dated the Closing Date.

      b. All proceedings taken in connection with the sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Initial Purchaser and to Initial Purchaser's Counsel, and the Initial Purchaser shall have received from said Initial Purchaser's Counsel a favorable opinion, dated the Closing Date with respect to the issuance and sale of the Notes, the Offering Memorandum and such other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to Initial Purchaser's Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

      c. (I) As of the date hereof and as of the Closing Date, the representations and warranties of the Company and the Guarantor set forth in
Section 2 hereof are accurate, (ii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto shall have been duly performed, (iii) subsequent to the respective dates as of which information is given in the Offering Memorandum, the Company and its Subsidiaries shall not have sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Change, or any development involving a prospective Material Adverse Change, (iv) (A) as of the Closing Date, the Offering Memorandum shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Offering Memorandum no event shall have occurred as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) no action shall have been taken and, to the best knowledge of each of the Company and the Guarantor, no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of each of the Company and the Guarantor, threatened against, the Company, its Subsidiaries or the Guarantor, before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would result in a Material Adverse Effect; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto or any order asserting that any of the transactions contemplated by this Agreement or subject to the registration requirements of the Securities Act shall have been issued. The Initial Purchaser shall have received a certificate, in form and substance satisfactory to the Initial Purchaser, confirming, as of the Closing Date, the matters set forth in this paragraph (d).

      d. At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter from Arthur Andersen, LLP, independent accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Initial Purchaser in form and substance satisfactory to the Initial Purchaser.

      e. Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser or the Initial Purchaser's Counsel such further information, certificates and documents as the Initial Purchaser or the Initial Purchaser's Counsel may reasonably request.

      f. At the Closing Date, the Notes shall have been approved for quotation in the PORTAL market.

      g. The Company, to the extent applicable, the Guarantor and each of the other parties thereto (other than the Initial Purchaser) shall have executed and delivered the Transaction Documents and the Initial Purchaser shall have received fully executed copies thereof. Assuming the execution and delivery by the Initial Purchaser of the Transaction Documents, such documents shall be in full force and effect. The Company shall have received the requisite governmental and regulatory approval in connection with each of the Transaction Documents and the transactions contemplate by the Offering Memorandum to be completed on or before the Closing Date.

      h. The Initial Purchaser shall have received (I) certificate of the Secretaries of the Company, each of its Subsidiaries and the Guarantor, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, certifying as true, accurate and complete, the by-laws, resolutions with respect to the transactions contemplated herein and incumbency of certain officers; and (ii) certified articles of organization or formation issued as of a recent date by the Secretary of State of the state of organization of the Company and the Guarantor; and (iii) appropriate certificates of qualification to do business and of good standing, issued on a recent date by the Secretary of State of each jurisdiction, if any, in which the failure of the Company, any of its Subsidiaries or the Guarantor, as the case may be, to be qualified to do business would have a Material Adverse Effect.

      i. On the Closing Date, the Initial Purchaser shall have received certificates of solvency, giving effect to the offering of the Series A Notes contemplated hereby, signed by the chief executive officer and chief financial officer of each of the Company and the Guarantor substantially in the form previously approved by the Initial Purchaser.

      k. The Company shall have received all necessary consents, approvals, authorizations, orders, qualifications, licenses and permits from the gaming authorities of the State of Mississippi. It is understood for the purposes of this paragraph (k) only, this paragraph (k) is a condition precedent to the obligations under this Agreement of both the Company and the Purchaser.

      If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to the Initial Purchaser's Counsel pursuant to this Section 7 shall not be reasonably satisfactory in form and substance to the Initial Purchaser and to the Initial Purchaser's Counsel, all obligations of the Initial Purchaser hereunder may be canceled by you at, or at any time prior to, the Closing Date. Notice or such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

8.    INDEMNIFICATION

      a. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each of the Initial Purchaser, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or controlling person, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the Preliminary Offering Memorandum or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under applicable law; and will reimburse the Initial Purchaser and each such controlling person and the respective officers, directors, partners, employees, representatives and agents for any legal and other expenses as are reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending, selling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

      b. The Initial Purchaser agrees to indemnify and hold harmless each of the Company, the Guarantor, the officers and the directors of the Company, the Guarantor and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any loses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the Preliminary Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use therein and will reimburse the Company, the Guarantor, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the selling concession applicable to the Notes purchased by the Initial Purchaser hereunder. This indemnity will be in addition to any liability which the Initial Purchaser may otherwise have, including under this Agreement. The Company and the Guarantor acknowledge that the statements set forth in the first paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitutes the only information furnished in writing by or on behalf of the Initial Purchaser expressly for use in the Offering Memorandum or amendment thereof or supplement thereto, as the case may be.

      c. Promptly after receipt by an indemnified party, under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and it may elect by written notice delivered to the indemnified party, promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (I) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) in any of which events such fees and expenses shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or
(b) above shall only be liable for the legal expenses of one counsel (and any local counsel) for all indemnified parties and that all such fees and expenses of counsel shall be reimbursed as they are incurred. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

9.    CONTRIBUTION

      In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held by a court to be unavailable to any indemnifying party, the Company, the Guarantor and the Initial Purchaser shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act), and each officer and manager of the Company as incurred to which the Company, the Guarantor and the Initial Purchaser may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, and the Guarantor, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as
(x) the total proceeds from the offering (net of selling concessions but before deducting expenses) received by the Company and (y) the selling concessions received by the Initial Purchaser, respectively. The relative fault of the Company and the Initial Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantor, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (I) in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the selling concession applicable to the Notes purchased by the Initial Purchaser hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the selling concession for the Notes sold hereunder and distributed to the public were offered to the public exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such or alleged untrue statement or omission or alleged omission. For purposes of this Section 9, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer and each manager of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (I) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise.

10.   DEFAULT BY THE INITIAL PURCHASER

      If the Initial Purchaser shall fail at the Closing Date to purchase the Notes it is obligated to purchase under this Agreement, then this Agreement shall terminate subject to the provisions of Section 11 hereof. Nothing in this Section shall relieve the Initial Purchaser from its liability to reimburse the Company for its costs, expenses and damages resulting from the Initial Purchaser's default.

11.   SURVIVAL OF REPRESENTATIONS AND AGREEMENTS

      All representations and warranties, covenants and agreements of the Initial Purchaser, the Company and the Guarantor contained in this Agreement, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof or on behalf of the Company, any of its officers and managers or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchaser. The representations contained in Sections 2 and 3(C) and the agreements contained in Sections 6, 8, 9 and 12(C) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

12.   TERMINATION

      a. The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date, without liability on the Initial Purchaser's part to the Company and the Guarantor, if (I) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the United States or international securities markets, (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or materially limited;
(iii) if a banking moratorium has been declared by any United States federal or New York State authority or if any new restriction materially adversely affecting the sale of the Notes shall have become effective; (iv)(A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (A) or (B) in your good faith judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes on the terms contemplated by the Offering Memorandum; (v) any conditions of the obligations of the Initial Purchaser hereunder a provided in Section 7 is not fulfilled when and as required in any material respect; (vi) any Material Adverse Change or any development involving a prospective Material Adverse Change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company whether or not arising in the ordinary course of business other than as set forth in the Offering Memorandum; (vii) any downgrading shall have occurred in the rating of the Company's or the Guarantor's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act or any such organization shall have publicly announced, or shall have notified the Company or the Guarantor, that it has under surveillance or review, with possible negative implications, its ruling of any of the debt securities of the Company or the Guarantor; (viii) there has been an enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, or (ix) if any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which in your good faith judgement has a material adverse effect on the financial markets in the United States and would make it impracticable or inadvisable to market the Series A Notes.

      b. Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

      c. If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 10 hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company of the Guarantor to perform any agreement herein or comply with any provision hereof, the Company or the Guarantor will, subject to demand by you, reimburse the Initial

Purchaser for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Initial Purchaser in connection herewith.

13.   NOTICE

      All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchaser, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to Wasserstein Perella Securities, Inc., 31 West 52nd Street, New York, New York 10019-6163, Attention: Andrew Schupak with a copy to Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017,
Attention: Eric H. Schunk, Esq.; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 4024 Industrial Road, Las Vegas, Nevada 89103, Attention: Paul R. Alenis with a copy to Riordan & McKinzie, 695 Town Center Drive, Suite 1500, Costa Mesa, California 92626, Attention: James H. Schnell, Esq.

14.   PARTIES

      This Agreement shall inure to the benefit of, and shall be binding upon, the Initial Purchaser, the Company and the Guarantor and the controlling persons, directors, officers, representatives, partners, employees, and agents referred to in Section 8 and 9, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from any of the Initial Purchaser.

15.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

16.   SEVERABILITY

      Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

17.   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

                         [SIGNATURES ON FOLLOWING PAGE]

      If the foregoing correctly sets forth the understanding between you and the Company and the Guarantor, please to indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                    Very truly yours,

                                    HORSESHOE GAMING, L.L.C.
                                    By: HORSESHOE GAMING, INC., Manager


                                    By: /s/ PAUL R. ALANIS
                                        ------------------------------------
                                        Name: Paul R. Alanis
                                        Title: President


                                    ROBINSON PROPERTY GROUP, LIMITED
                                    PARTNERSHIP
                                    By: HORSESHOE GP, INC., General Partner


                                    By: /s/ PAUL R. ALANIS
                                        ------------------------------------
                                        Name: Paul R. Alanis
                                        Title: President


Accepted as of the date first above written

WASSERSTEIN PERELLA SECURITIES, INC.


By: /s/ JAMES C. KINGSBERY
------------------------------------
    Name:  James C. Kingsbery
    Title: Treasurer